JPMorgan

JPMorgan China Region Fund, Inc Meeting Date: 5/8/2014 11:00:00 AM JPMorgan China Region Fund, Inc. Meeting Quorum has been reached
Final Report Results shown as NON ECHO'ed even where applicable
1.01: Election of Director Julian M. I. Reid. - Director / Trustee
Required Vote Current Vote % O/S % Voted

Vote: Routine For: 2,940,843.818 5,485,257.452 85.074% 93.260% Echo: No
Against/Withhold: 396,430.184 6.148% 6.740%
Mtg Quorum: 50% O/S
Vote Req: 50% O/S

Abstain: 0.000 0.000% 0.000% In Favor Req: 50% VOT
BNV: 0.000 0.000% 0.000% Total Voted: 3,223,818.500 5,881,687.636 91.222% 100.000%

Needed for Vote Req:  (2,657,869.136) Shares  Voted:  91.222%
Needed for In Favor Req:  (2,544,413.634) Affirmative Shares  In Favor:  0.000%  93.260%
Outstanding Shares:  6,447,637.000

Prepared for the Fund/Client indicated in header. Any use, reproduction and/or distribution of above report in its entirety or in part without permission is strictly prohibited. Published by Computershare Fund Services. All rights reserved. FORM ALA1998-PRF-DR-01 Rev. 160 PX_25373
Generated on 05/08/2014